Exhibit 10.23
SECOND AMENDMENT TO DEMAND SECURED PROMISSORY NOTE
AND LOAN MODIFICATION AGREEMENT
     THIS SECOND AMENDMENT TO DEMAND SECURED PROMISSORY NOTE AND LOAN MODIFICATION AGREEMENT (the “Agreement”) is made as of this ___ day of July, 2006, by and among BCI Communications, Inc., (“Borrower”) and Berliner Communications, Inc. f/k/a Novo Networks, Inc. and Richard B. Berliner, pursuant to the Validity Guaranty, (“individual guarantors”) (collectively “Guarantors”) and PRESIDENTIAL FINANCIAL CORPORATION OF DELAWARE VALLEY, a New Jersey corporation (the “Lender”).
R E C I T A L S
     Pursuant to the Loan Agreements and Security Agreements dated February 22, 2005 (“Loan Agreement”), between the Borrower and the Lender, the Lender agreed to make available to the Borrower a line of credit in accordance with, and subject to, the provisions of the Loan Agreement. The Borrower’s obligation to repay the line of credit, with interest and other fees and charges, is evidenced by Demand Secured Promissory Notes dated February 22, 2005, (the “Promissory Note”) in the principal amount of One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00). The indebtedness, obligations and liabilities of the Borrower under and in connection with the line of credit are guaranteed by the Guarantors pursuant to the terms of the Guaranty Agreements dated February 22, 2005 executed by the Guarantors (collectively “Guaranty Agreements”). The Loan Agreement, Promissory Note, first Addendum to Promissory Note, the Guaranty Agreements, Disclosure Statement, and all documents now and hereafter executed by the Borrower, the Guarantors or any other party, to evidence, secure, or guaranty, in connection with the Borrower’s indebtedness and obligation to Lender, are hereinafter referred to as the “Loan Documents”.
     The parties wish to increase the available line of credit from One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00) to Two Million Five Hundred Thousand Dollars ($2,500,000.00) subject to the terms and conditions of this Agreement.
A G R E E M E N T S
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties hereinafter set forth, it is hereby mutually agreed as follows:
     1. Recitals. Each of the parties hereto acknowledges that the above recitals are true and correct and incorporated herein by reference.
     2. Increase in the Line of Credit. The parties agree to increase the line of credit available to the Borrower under the Loan Documents from $1,250,000.00 to $2,500,000.00 and hereby amend the Promissory Note, the Loan Agreement and all other Loan Documents to increase the principal amount of the Promissory Note from $1,250,000.00 to $2,500,000.00.
     3. Term Extention. The parties agree to extend the term of the line of credit available to the Borrower for a minimum period of 8 months from the date of this agreement under the terms of the first Addendum to Promissory Note dated February 22, 2005.
     4. Representations and Warranties. In order to induce the Lender to enter into this Agreement and increase the line of credit pursuant hereto, the Borrower and each of the Guarantors (collectively the

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“Obligors”) represent and warrant to the Lender that as of the date hereof (a) no event of default exists under the provisions of the Loan Agreement, Promissory Note or the Guaranty Agreements or other Loan Documents, (b) all of the representations and warranties of the Obligors in the Loan Documents are true and correct on the date hereof as if the same were made on the date hereof, (c) the Collateral, as defined in the Loan Agreement, is free and clear of all assignments, security interest, liens and other encumbrances of any kind and nature whatsoever, except for those granted or permitted under the provisions of the Loan Documents, (d) the execution and performance by the Borrower under the Loan Agreement, as amended, will not (i) violate any provision of law, any order of any court or other agency of government, or the organizational documents and/or bylaws of Borrower, or (ii) violate any indenture, contract, agreement or other instrument to which the Borrower is party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the -Borrower, and (e) this Agreement constitutes the legal, valid and binding obligations of the Obligors enforceable in accordance with its terms, except its enforceability may be limited by bankruptcy, insolvency or some other laws affecting the enforcement of creditors rights generally.
     5. Ratification and No Novation; Validity of Loan Documents. The Obligors hereby ratify and confirm all of their obligations, liabilities and indebtedness under the provisions of the Loan Agreement, the Promissory Note, the Guaranty Agreements and the other Loan Documents, as the same may be amended and modified by this Agreement, and agrees to pay the indebtedness in accordance with the terms of the Loan Agreement, as amended and modified by this Agreement. The Lender and the Obligors each agrees that is their intention that nothing in this Agreement shall be construed to extinguish, release or discharge or constitute, create or affect a novation of, or an agreement to extinguish (a) any of the obligations, indebtedness and liabilities of the Obligors, or any other party under the provisions of the Loan Agreement, the Promissory Note, and such other Loan Documents, or (b) any assignment or pledge to the Lender of, or any security interest or lien granted to the Lender in, or on, any Collateral and security for such obligations, indebtedness, and liabilities. The Obligors agree that all of the provisions of the Loan Agreement, the Promissory Note, and the other Loan Documents shall remain and continue in full force and effect, as the same may be modified and amended by this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of such other Loan Documents, the provisions of this Agreement shall control. Obligors have no existing claims, defenses (personal or otherwise) or rights of setoff whatsoever with respect to the Obligations of the Obligors under the Loan Documents. Each of the Obligors furthermore agrees that each of them has no defense, counterclaim, offset, cross-complaint, claim or demand of any nature whatsoever that can be asserted as a basis to seek affirmative relief and/or damages of any kind from the Lender.
     6. Applicable Law, Binding Effect, etc. This Agreement shall be governed by the laws of the State of New Jersey and may be executed in any number of duplicate originals and counterparts, each of which, and all taken together, shall constitute one and the same instrument. This Agreement shall be binding upon, and inure to the benefit of, the Lender, the Borrower, and each of the Guarantors and their respective successors, heirs and assigns.
     7. Expenses. Borrower hereby agrees to pay all out-of-pocket expense incurred by Lender in connection with the preparation, negotiation and consummation of this Agreement, and all other documents related thereto (whether or not any borrowing under the Loan Agreement as amended shall be consummated), including, without limitation, the fees and expenses of Lender’s counsel.

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     8. Effectiveness of this Agreement. This Agreement shall not be effective until the same is executed and accepted by Lender in the State of New Jersey.
     IN WITNESS WHEREOF, the Lender, the Borrower, and each of the Guarantors have caused this Agreement to be duly executed, under seal, as of the day and year first above written.

Sworn to and subscribed to before	BORROWER:
me this _____ day of July, 2006	BCI Communications, Inc.

	BY:	(SEAL)

Notary Public	ITS:

Sworn to and subscribed to before	GUARANTORS:
me this _____ day of July, 2006	Berliner Communications, Inc. f/k/a Novo Networks, Inc.

(SEAL)

Notary Public	Name:

Title:

Sworn to and subscribed to before	Richard B. Berliner, per Validity Guaranty
me this ___day of July, 2006

(SEAL)

Notary Public	Name:

LENDER:

Sworn to and subscribed to before	Presidential Financial Corporation
me this _____ day of July, 2006	of Delaware Valley

BY:

Notary Public	ITS:

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